UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Cagle’s, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAGLE’S, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

JULY 8, 2011

TO THE HOLDERS OF CLASS A COMMON STOCK:

Notice is hereby given that the Annual Meeting of Shareholders of Cagle’s, Inc. (the “Company”), will be held at the Company’s offices located at 1385 Collier Rd., Atlanta, Georgia on the 8th day of July, 2011, at 11:00 A.M. Eastern Daylight Time, for the following purposes:

(1)	To fix the number of members of the Board of Directors at eight (8), and to elect the members thereof; and

(2)	To ratify the appointment of Frost, PLLC as the independent registered public accounting firm for the fiscal year ending March 31, 2012; and

(3)	To transact any other business that may properly come before the meeting or any adjournments thereof; all as set forth in the Proxy Statement accompanying this notice.

Only holders of record of Class A Common Stock on May 20, 2011 will be entitled to vote at the meeting. The transfer books will not be closed.

By order of the Board of Directors.

Harry C. Woodring, Secretary

Atlanta, Georgia
June 8, 2011

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

CAGLE’S, INC.

1385 COLLIER ROAD, N.W., ATLANTA, GEORGIA 30318

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 8, 2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
To Be Held on July 8, 2011:

The proxy statement and annual report to shareholders are available at www.cagles.net.

The Annual Meeting of Shareholders of Cagle’s, Inc. (the “Company”), will be held at the Company’s offices located at 1385 Collier Road, N.W., Atlanta, Georgia on the 8th day of July, 2011, at 11:00 A.M. Eastern Daylight Time.  If you wish to attend in person and need directions to the meeting, please call the Company at 404-355-2820.

The enclosed proxy is solicited by the Board of Directors of Cagle’s, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on July 8, 2011, and at any adjournment thereof, and is revocable by written notice to the Secretary of the Company at any time before its exercise. Unless revoked, proxies in the form enclosed, properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted at the meeting as specified by the shareholder in the proxy, or, except with respect to broker non-votes, if no specification is made in the proxy, the persons designated as proxies shall vote FOR the election of all Director nominees, FOR the proposal to ratify the appointment of Frost, PLLC as independent accountants, and according to their discretion upon all other matters which may properly come before the meeting. Broker non-votes will not be included in vote totals and will have no affect on the outcome of the vote. Abstentions will not be counted either as a vote FOR or a vote AGAINST a proposal and will have no affect on the outcome of the vote.

An annual report to the shareholders, including financial statements for the year ended April 2, 2011, is enclosed with this mailing to shareholders, and the two are being simultaneously filed with the SEC. The approximate date of mailing this proxy statement and the form of proxy is June 8, 2011. On May 20, 2011, the Company had outstanding and entitled to vote at the Annual Meeting 4,616,208 shares of Class A Common Stock. With regard to any matter to be considered, each share of Class A Common Stock is entitled to one vote. If a quorum is present, directors will be elected by the affirmative vote of a majority of the shares represented at the meeting in person or by proxy. A quorum consists of shareholders owning 50% of the Class A Common Stock plus one share. Only shareholders of record on May 20, 2011 are entitled to vote at the meeting.

Item (1): Election of Directors.  Unless otherwise indicated on the proxy, the enclosed proxy will be voted to fix the number of members of the Board of Directors at eight (8) and elect the eight (8) nominees named in the proxy. Each director shall hold office until the annual meeting of shareholders held next after his or her election and until a qualified successor shall be duly elected and qualified. In the event that any of the nominees is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other persons as they may select. All of the nominees are presently directors, whose terms of office will expire at the Annual Meeting.

The Board of Directors recommends a vote FOR all nominees.

Item (2): Ratification of selection of accountants.  The audit committee has appointed Frost, PLLC as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 31, 2012.

Stockholders are being asked to ratify the selection of Frost, PLLC as the Company’s independent registered public accounting firm.  Although ratification is not required by the Company’s bylaws or otherwise, the board of directors is submitting the selection of Frost, PLLC to stockholders for ratification as a matter of good corporate practice.  If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm.  Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of Frost, PLLC as independent accountants.

DIRECTORS AND EXECUTIVE OFFICERS

The following persons are presently directors of the Company and have been nominated to stand for reelection:

J. Douglas Cagle, 80, has been a director of the Company since 1953, and has been Chief Executive Officer of the Company since 1970 and Chairman of the Board of the Company since July 1993. Mr. Cagle served as President of the Company from 1970 to July 1993, and was reelected to the position in July 2004. He is expected to be reelected to the offices of President, Chief Executive Officer and Chairman of the Board when his one year term expires at the next annual meeting of the Board, which is scheduled for July 8, 2011, immediately following the Annual Meeting of Shareholders. Mr. Cagle is the father of George Douglas Cagle and James David Cagle, who are also directors of the Company.  The Company believes that Mr. Cagle’s long experience in the industry and with the Company, and his ownership in the Company, qualify him to be a director.

George Douglas Cagle, 58, has been a director of the Company since July 1976. Mr. Cagle was Vice President-New Product Development from July 1993 to July 2004, at which time he was elected Vice-President. Additionally, Mr. Cagle was elected Assistant Secretary in November 2009. Mr. Cagle is expected to be reelected to both offices at the next annual meeting of the Board, which is scheduled for July 8, 2011, immediately following the Annual Meeting of Shareholders. Mr. Cagle is the son of J. Douglas Cagle and the brother of James David Cagle, who are also directors of the Company.  The Company believes that Mr. Cagle’s long experience in the industry and with the Company, and his ownership in the Company, qualify him to be a director.

James David Cagle, 57, has been a director since July 1987. Mr. Cagle was Vice President-New Product Sales from July 1993 to July 2004, at which time he was elected Vice-President. Additionally, Mr. Cagle was elected

Assistant Secretary in November 2009. Mr. Cagle is expected to be reelected to both offices at the next annual meeting of the Board, which is scheduled for July 8, 2011, immediately following the Annual Meeting of Shareholders. Mr. Cagle is the son of J. Douglas Cagle and the brother of George Douglas Cagle, who are also directors of the Company.  The Company believes that Mr. Cagle’s long experience in the industry and with the Company, and his ownership in the Company, qualify him to be a director.

Mark M. Ham IV, 56, has been a director since July 1993. Mr. Ham has been Executive Vice President and Chief Financial Officer of the Company since May 2004, offices to which he is expected to be reelected at the next annual meeting of the Board. Mr. Ham was Assistant Secretary of the Company from July 1987 to May 2004 and was Vice President-Information Systems from July 1993 to May 2004. The Company believes that Mr. Ham’s long experience in the industry and with the Company qualifies him to be a director.

Candace Chapman, 55, has been a director since July 1993. Ms. Chapman has been Director of Marketing for Real Estate Management Services, LLC since August, 2007.  Prior to that time she had been a principal of C2 & Associates, Ltd., an investment marketing firm and served in this capacity from March 1996 to June 1999 as well. Ms. Chapman was a partner and the Director of Marketing and Client Services of New Amsterdam Partners LLC, an investment management firm, from June 1999 to February 2001. Prior to forming C2 & Associates, Ltd., Ms. Chapman had been a Consultant/ Director of Marketing at Wyatt Investment Consulting, Inc. since October 1994. Ms. Chapman is a Certified Public Accountant.  The Company believes that Ms. Chapman’s financial and accounting experience, as well as experience with investment management, qualifies her to be a director.

G. Bland Byrne III, 59, has been a director since July 1995. Mr. Byrne is a principal in the law firm of Byrne, Davis & Hicks, P.C. Mr. Byrne previously was a partner in the law firm of Swift, Currie, McGhee & Hiers, from January 1984 to April 1994.  The Company believes that Mr. Byrne’s legal experience relating to the poultry industry, and his familiarity with the Company’s own legal issues and history, qualify him to be a director.

Panos J. Kanes, 57, has been a director since June 2001. Mr. Kanes is a member of the law firm of Kanes and Benator, Attorneys At Law, LLC, and has practiced law with the firm since 1977. He is also a member of the accounting firm of Kanes, Benator & Company, LLC and has practiced as a CPA with that firm since becoming licensed in 1979.  The Company believes that Mr. Kanes’ legal, financial, and accounting experience qualifies him to be a director.

Edward J. Rutkowski, 68, has been a director since July 2004.  Mr. Rutkowski has been Managing Director of
I-Assurance, which represents commercial property and casualty and insurance benefits brokers in the Southeast, since 2007.  Since 2001 Mr. Rutkowski has been President and CEO of DatabaseGeorgia, Inc., a marketing and finance consulting company. From 1997 through 2001, Mr. Rutkowski was Founder and Managing Director of M2Direct, an internet and web enabled and direct marketing consortium of companies.  Prior to that, he was a Senior Corporate Banker with both CitiCorp and Bank of America.  The Company believes that Mr. Rutkowski’s experience in the banking, finance and insurance industries qualifies him to be a director.

The foregoing list of nominees includes several persons who also may be considered executive officers of the Company: namely, J. Douglas Cagle, George Douglas Cagle, James David Cagle, and Mark M. Ham IV.

In addition, the following individuals are expected to be reelected as executive officers immediately following the Annual Meeting:

Alvin B. Harp, 67, has been Vice President-Live Operations since May 2002, an office to which he is expected to be reelected at the next annual meeting of the Board. Prior to commencing employment with the Company in May 2002, Mr. Harp had been a live production manager for ConAgra Foods and its predecessor, Seaboard Farms, since 1984.

Rory M. Morris, 58, has been Vice President-Processing since February 2007, an office to which he is expected to be reelected at the next annual meeting of the Board.  Mr. Morris had been Director of Processing for Gold Kist Inc. since March 2002.

Troy Dale Tolbert, 53, has been Vice President-Sales and Marketing since February 2007, an office to which he is expected to be reelected at the next annual meeting of the Board.  Mr. Tolbert has been employed in the corporate sales department of the Company since 2000.

Harry C. Woodring, 51, has been Secretary and Treasurer of the Company since October 2009, offices to which he is expected to be reelected at the next annual meeting of the Board.  Mr. Woodring joined the Company in April 2009 as Corporate Controller and retains those duties.  Mr. Woodring was employed by Gold Kist Inc. from 1986 to 2007, most recently as the Director of Financial Accounting.  Mr. Woodring joined Mohawk Industries, Inc. as their Director of Corporate Accounting in 2008 and worked there until joining Cagle’s, Inc. in 2009.  Mr. Woodring is a Certified Public Accountant.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to annual and long-term compensation for services in all capacities paid in the Company’s fiscal year ended April 2, 2011, and its two prior fiscal years, paid to the chief executive officer, chief financial officer, and the three most highly compensated officers.

Summary Compensation Table

Name and Principal Position Current Executives	Fiscal Year	Salary	Fees paid in cash (1)	Bonus Plan (2)	All Other Compen- sation (3)		Total

J. Douglas Cagle	2011	395,604	15,000	-0-	23,129	(4)	433,733
Chairman of the Board,	2010	382,705	15,000	78,780	110,946	(4)	587,431
President & Chief Executive Officer	2009	381,618	15,000	-0-	26,491	(4)	423,109

Mark M. Ham	2011	246,616	15,000	-0-	17,902		279,518
Executive Vice President &	2010	239,685	15,000	48,900	25,318		328,903
Chief Financial Officer	2009	237,129	15,000	-0-	31,048		283,177

G. Douglas Cagle	2011	179,787	15,000	-0-	20,710		215,497
Vice President &	2010	176,144	15,000	35,700	36,958		263,802
Assistant Secretary	2009	175,506	15,000	-0-	28,737		219,243

J. David Cagle	2011	179,787	15,000	-0-	21,634		216,421
Vice President &	2010	176,144	15,000	35,700	16,055		242,899
Assistant Secretary	2009	175,740	15,000	-0-	23,199		213,939

Alvin B. Harp	2011	203,015	-0-	-0-	15,332		218,347
Vice President-Live	2010	197,885	-0-	40,370	11,979		250,234
Operations	2009	195,849	-0-	-0-	9,382		205,231

(1)

With regard to any named executive officer who is also a director of the Company, the amounts shown in this column are the amount of the annual director’s fee paid to such person. For the most recent three fiscal years, there were five (5) directors’ meetings, resulting in a director’s fee of $15,000 for each executive officer listed above who is (or was) also a director.

(2)

The amounts in this column represent the bonuses paid to named individuals pursuant to the Company’s Executive Annual Bonus Plan as described in the Compensation Discussion and Analysis section of this document.

(3)

This column includes contributions or payments to, or for the account of, the named individuals pursuant to the Company’s Cash or Deferred Profit-Sharing Plan (the “401(k) Plan”) and the Company’s medical reimbursement plan. The medical reimbursement plan covers officers. Medical expenses of the covered individuals and their dependents which are not otherwise covered by insurance are paid under this plan upon the filing of a proof of claim by the covered individual with the Company’s insurance carrier. This column also includes the cost of Company-paid life insurance and the value of personal use of Company cars.

(4)

These amounts include $13,980 for 2009, $8,570 for 2010, and $3,975 for 2011 of imputed income with respect to split dollar life insurance policies (described in MATERIAL INTERESTS AND MATERIAL TRANSACTIONS hereafter), which is considered income for purposes of taxation.

COMPENSATION DISCUSSION AND ANALYSIS

The Company is a Controlled Company as set forth in the NYSE Amex Equities’ listing requirements. The Company does not have a standing compensation committee. The entire Board reviews and approves the compensation of the Chief Executive Officer, and the Chief Executive Officer determines the compensation of the remaining executive officers of the Company and its wholly owned subsidiary.  The Board reviews the Chief Executive Officer’s compensation and performance, including performance in setting compensation for other executive officers, on an annual basis.  The following members of the Board of Directors were also executive officers of the Company and its subsidiary during the last fiscal year: J. Douglas Cagle, Mark M. Ham IV, George Douglas Cagle and James David Cagle.

The Board of Directors as a whole exercises oversight over compensation structure with respect to risks to the Company.  The compensation structure is relatively straightforward, but the Board has discussed the bonus plan in particular, and plans to study it further on an ongoing basis to ensure that it rewards results in the Company’s core business and not one-time events or events that might not be reflective of results of the Company’s overall business.

Compensation Objectives

The primary objective of the Company’s executive compensation program is to provide compensation that is designed to attract, motivate and retain executive officers of outstanding ability and potential and align the interests of executive officers with the interests of the Company’s shareholders. The compensation program aims to provide incentives for superior performance by paying competitive compensation, and by basing a significant portion of compensation upon achieving that performance.

Components of Executive Compensation

The Company places a greater percentage of executives’ and senior managers’ compensation at risk than that of non-executives and non-senior managers by tying executives’ and senior managers’ compensation directly to the performance of the Company.  Accordingly, executive and senior management compensation consists primarily of an annual salary and annual bonuses linked to the performance of the company.

Base Salaries. The current base salaries for the Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated executive officers are set forth in the summary compensation table presented previously.  Adjustments to base salary are based upon the executive officer’s past performance, expected future contributions, scope and nature of responsibilities (including changes in responsibilities) and competitive compensation data relating to such executive officer’s position.

Annual Bonus Plan.  The Company’s annual bonus plan provides for incentive awards to executive officers upon the Company’s attainment of pre-set annual financial objectives.  The amount of the annual award to each executive is based upon the Company’s after tax return on shareholder equity for the fiscal year. Such return is calculated before the accrual of any bonus payable pursuant to the plan. Pursuant to the plan, each participant receives a bonus in an amount equal to: fifty percent (50%) of such participant’s base salary for a return on shareholders equity of 20% or more, thirty percent (30%) of base salary for a return of 15% to 19.99%, twenty percent (20%) of base salary for a return of 10% to 14.99%, with no bonus payable if the return is less than 10%.  No bonuses under the annual bonus plan were awarded for fiscal 2009 or 2011.

Other Compensation and Benefits.  The Company maintains a tax-qualified defined contribution plan qualified under Section 401(k) of the Internal Revenue Code of 1986. Each participant in the plan may elect to defer, in the form of contributions to the plan, up to 60% of compensation that would otherwise be paid to the participant in the applicable year, which percentage may be increased or decreased by the administrative committee of the plan, but is otherwise not to exceed the statutorily prescribed annual limit.  The Company makes a 50% matching contribution with respect to each participant’s elective contributions, on up to four percent of such participant’s eligible compensation.  Matching contributions become fully vested after five years of employment with the company.  Officers participate in the Company’s health insurance and life insurance plans, and in addition, the Company maintains a medical reimbursement plan through its insurance company for officers and their dependents which covers medical expenses not otherwise covered by the Company’s insurance.  Officers also drive Company cars and benefit to the extent of their personal, non-business use of the vehicles. The Chief Executive Officer also benefits from split dollar life insurance held by two trusts, as described in a footnote to the Summary Compensation Table above and in the section entitled MATERIAL INTERESTS AND MATERIAL TRANSACTIONS below.

OWNERSHIP OF VOTING SHARES BY OFFICERS, DIRECTORS AND OTHERS

The following table sets forth the stock ownership in the Company, as of May 20, 2011, of each director and nominee for director and of each executive officer named in the Summary Compensation Table on Page 6 hereof.

	Amount and Nature of		Percent of
	Beneficial Ownership of		Class A
Name	Class A Common Stock (1)		Common Stock
J. Douglas Cagle	2,335,584	(2)	50.60%
George Douglas Cagle	1,527,220	(3)	33.08%
James David Cagle	1,498,818	(4)	32.47%
Mark M. Ham IV	1,300		*
Candace Chapman	4,000		*
G. Bland Byrne III	2,000		*
Panos J. Kanes	0		*
Edward J. Rutkowski	0		*
Alvin B. Harp	2,500		*
Rory M. Morris	0		*
Dale Tolbert	0		*
Harry C. Woodring	0		*
All directors, nominees and executive officers as a group (12) persons	2,989,214		64.75%

*Less than 1% of issued and outstanding shares of Class A Common Stock of the Company.

(1)

Of the shares shown in this column, management knows of no shares that are pledged as security and no shares with respect to which such listed beneficial owners have the right to acquire beneficial ownership as specified in regulations of the Securities and Exchange Commission.

(2)

This amount includes 1,191,104 shares held indirectly by Mr. Cagle through Cagle Family Holdings, LLC (the “LLC”). As a manager of the LLC, Mr. Cagle shares the power to vote and dispose of the shares held by the LLC with his sons, George Douglas

Cagle and James David Cagle, the other managers of the LLC. Beneficial ownership of the shares of the LLC by several persons causes the totals in the table to exceed 100%.

(3)

This amount includes 1,191,104 shares held indirectly by Mr. Cagle through the LLC. As a manager of the LLC, Mr. Cagle shares the power to vote and dispose of the shares held by the LLC with his father, J. Douglas Cagle, and brother, James David Cagle, the other managers of the LLC. Beneficial ownership of the shares of the LLC by several persons causes the totals in the table to exceed 100%.

(4)

This amount includes 1,191,104 shares held indirectly by Mr. Cagle through the LLC. As a manager of the LLC, Mr. Cagle shares the power to vote and dispose of the shares held by the LLC with his father, J. Douglas Cagle, and brother, George Douglas Cagle, the other managers of the LLC. Beneficial ownership of the shares of the LLC by several persons causes the totals in the table to exceed 100%.

The following table sets forth each person known to management to be the beneficial owner of more than five percent of the voting securities of the Company as of May 20, 2011:

Name and Address of	Title of	Amount and Nature		Percent of
Beneficial Owner	Class	of Beneficial Ownership(1)		Class
J. Douglas Cagle	Class A
1385 Collier Road, N.W.	Common Stock	2,335,584	(2)	50.60%
Atlanta, Georgia 30318

George Douglas Cagle	Class A
1385 Collier Road, N.W.	Common Stock	1,527,220	(3)	33.08%
Atlanta, Georgia 30318

James David Cagle	Class A
1385 Collier Road, N.W.	Common Stock	1,498,818	(4)	32.47%
Atlanta, Georgia 30318

Cagle Family Holdings, LLC	Class A
1385 Collier Road, N.W.	Common Stock	1,191,104	(5)	25.80%
Atlanta, Georgia 30318

Dimensional Fund Advisors LP	Class A
6300 Bee Cave Road	Common Stock	361,184	(6)	7.82%
Austin, TX 78746

Advisory Research Inc.	Class A
180 North Stetson St., Suite 5500	Common Stock	316,649	(7)	6.86%
Chicago, IL 60601

Wynnefield Partners affiliates	Class A
450 Seventh Avenue, Suite 509	Common Stock	244,807	(8)	5.30%
New York, New York 10123

(1)

Of the shares shown in this column, management knows of no shares with respect to which such listed beneficial owners have the right to acquire beneficial ownership as specified in regulations of the Securities and Exchange Commission.

(2)

This amount includes 1,191,104 shares held indirectly by Mr. Cagle through Cagle Family Holdings, LLC (the “LLC”). As a manager of the LLC, Mr. Cagle shares the power to vote and dispose of the shares held by the LLC with his sons, George Douglas Cagle and James David Cagle, the other managers of the LLC.

(3)

This amount includes 1,191,104 shares held indirectly by Mr. Cagle through the LLC. As a manager of the LLC, Mr. Cagle shares the power to vote and dispose of the shares held by the LLC with his father, J. Douglas Cagle, and brother, James David Cagle, the other managers of the LLC.

(4)

This amount includes 1,191,104 shares held indirectly by Mr. Cagle through the LLC. As a manager of the LLC, Mr. Cagle shares the power to vote and dispose of the shares held by the LLC with his father, J. Douglas Cagle, and brother, George Douglas Cagle, the other managers of the LLC.

(5)

Cagle Family Holdings, LLC is managed by J. Douglas Cagle, George Douglas Cagle, and James David Cagle, who share the power to vote the shares held by the LLC. These shares are included in the beneficial ownership calculations for J. Douglas Cagle, George Douglas Cagle, and James David Cagle. See notes 2, 3 and 4 above.

(6)

Dimensional Fund Advisors LP is the beneficial owner of 361,184 shares as of December 31, 2010, which are held by various funds and accounts, of which Dimensional Fund Advisors LP serves as investment advisor or manager.

(7)	Advisory Research Inc. is the beneficial owner of 316,649 shares as of December 31, 2010. Advisory Research, Inc. is a subsidiary of Piper Jaffray Companies, a Delaware corporation.

(8)

As of December 31, 2010, Wynnefield Partners Small Cap Value L.P., Wynnefield Partners Small Cap Value L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital Management, LLC, Wynnefield Capital, Inc., and Nelson Obus, which are affiliated, each separately owned a beneficial interest in a portion of the shares listed in the table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the Securities and Exchange Commission (“SEC”) regulations, the Company’s directors, certain officers, and greater than ten percent shareholders are required to file reports of ownership and changes in ownership with the SEC and NYSE Amex Equities and to furnish the Company with copies of all such reports they file. Based solely on its review of such reports from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and ten percent shareholders were satisfied during the Company’s last fiscal year, with the exception of a late report with respect to one sale of shares by Panos Kanes which occurred as a result of a miscommunication with his broker.

CORPORATE GOVERNANCE

AND COMPENSATION OF DIRECTORS

The CEO of the Company also serves as Chairman of the Board.  The Company believes that this structure is appropriate because the CEO and Chairman is also the beneficial owner of a majority of the Company.  The Company believes that splitting the roles would result in a blurring of the lines of accountability and responsibility, without any clear offsetting benefits.  There is no lead independent director, because the Company believes that the Audit Committee’s oversight of management’s financial control and reporting is sufficient check on the conflicts of interest inherent in the structure of the Company’s governance.  In addition, the Audit Committee also reviews the Company’s internal controls, and identified risks are discussed by the full Board.

The Board of Directors established an Audit Committee in February 1981. This committee reviews the work of the Company’s independent public accountants, management, and internal accounting staff to ensure that each is properly discharging its responsibilities in the area of financial control and reporting. The members of the Audit Committee are Candace Chapman, Chair, Panos J. Kanes, and Edward J. Rutkowski. The Audit Committee Financial Expert is Panos J. Kanes. Candace Chapman, Panos J. Kanes, and Edward J. Rutkowski are independent directors of the Company and as such have received no consulting, advisory, or other compensatory fees from the Company (other than their director’s fee). The Board has adopted a charter for the Audit Committee which is included as an Appendix “A” to this Proxy Statement.

The Company is a Controlled Company as set forth in the NYSE Amex Equities’ listing requirements. The Company is a Controlled Company because, as shown in the preceding table listing beneficial owners of more than 5% of the Company’s shares, the group consisting of J. Douglas Cagle, George Douglas Cagle, James David Cagle, and Cagle Family Holdings, LLC (of which J. Douglas Cagle, George Douglas Cagle, and James David Cagle share the voting power and the power to dispose of the shares controlled by the LLC) control in the aggregate greater than 50% of the Company’s shares. Because it is a Controlled Company, the Company does not have nominating or compensation committees of the Board of Directors. The Company, with the consent of the Board of Directors, does not deem it necessary to have a nominating or compensation committee. Directors are nominated by J. Douglas Cagle and the nominations are approved by the entire Board. There is no policy concerning either nominations by security holders or diversity relating to nominations.

During the last fiscal year, there were five meetings of the Board of Directors and the Audit Committee met five times. During the last fiscal year, each of the incumbent directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings of the Audit Committee held during any period during which he or she was a director or member of the Audit Committee, respectively. The Company does not have a policy regarding attendance at the annual meeting of the Board. Each member of the Board of Directors attended last year’s annual meeting of the Board.

Directors who are employees of the Company are paid $3,000 dollars for each meeting of the Board, and directors who are not employees of the Company are paid $4,000.  There is no additional compensation for committee meetings.  There were five meetings of the Board during the last fiscal year.  The following table sets forth the directors’ compensation for the Company’s last fiscal year:

DIRECTORS COMPENSATION

	Fees Paid in Cash During
Name	Last Fiscal Year	Total

J. Douglas Cagle	$15,000	$15,000
G. Douglas Cagle	$15,000	$15,000
James David Cagle	$15,000	$15,000
Mark M. Ham	$15,000	$15,000
Candace Chapman	$20,000	$20,000
G. Bland Byrne III	$16,000	$16,000
Panos J. Kanes	$20,000	$20,000
Edward J. Rutkowski	$20,000	$20,000

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed with management and the Company’s independent auditors overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls, the quality of the Company’s financial reporting, and the audited financial statements. The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communication with audit committees). In addition, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence. In performing all of these functions, the Audit Committee acts only in an oversight capacity, and, in its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. In reliance on these reviews and discussions and on the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 2, 2011, for filing with the Securities and Exchange Commission.

The Board of Directors has adopted a resolution requiring the Company’s Audit Committee to engage the independent auditor. For each fiscal year and until such time as different procedures are adopted, prior to the engagement of the auditor, the Audit Committee will pre-approve the auditor and the services to be provided by the auditor.

Candace Chapman, Chair

Panos J. Kanes

Edward J. Rutkowski

AUDIT FEES, AUDIT-RELATED FEES, TAX FEES, AND OTHER FEES

 As more fully described in a Form 8-K filed by the Company on January 6, 2011, on January 3, 2011, the Company was notified that Frazer Frost, LLP (“Frazer Frost”), the Company’s independent accountant, and the principal accountant that was engaged to audit the Company’s financial statements, was winding down operations as Frazer Frost and that the firms that had combined to form Frazer Frost, Frost, PLLC (“Frost”) and Moore Stephens Wurth Frazer and Torbert, LLP (“MSWFT”), would resume their separate operations.  Accordingly, Frazer Frost resigned as the Company’s certifying accountant.  Frost was registered with the Public Company Accounting Oversight Board (PCAOB) effective December 21, 2010.  On January 6, 2011, the Audit Committee of the Company’s Board of Directors approved the appointment of Frost as its independent registered public accounting firm.

 The financial statements for the year ended April 3, 2010, were reported on by Frazer Frost.  Frost has assumed responsibility for the Frazer Frost audit of the Company for the year ended April 3, 2010 and all subsequent interim periods.

 All services provided by external audit firms require pre-approval by the Audit Committee or its designee. All of the services for 2011 and 2010 were approved by the Audit Committee.

Fiscal 2011(1)

Frost, PLLC served as the auditors for the Company for the fiscal year ended April 2, 2011. The aggregate fees billed for audit and quarterly reviews were $106,250. There were no audit-related fees billed. Fees for tax compliance services including assistance with filing returns were $36,769. Frost, PLLC did not provide any other services than those described above to the Company during fiscal 2011.

Fiscal 2010

Frazer Frost, LLP served as the auditors for the Company for the fiscal year ended April 3, 2010. The aggregate fees billed for audit and quarterly reviews were $117,533. There were no audit-related fees billed.  Fees for tax compliance services including assistance with filing returns were $32,607. Frazer Frost, LLP did not provide any other services than those described above to the Company during fiscal 2010.

(1) The amounts for Fiscal 2011 are estimates.

PERFORMANCE GRAPH

The following graph presents a comparison of five year cumulative total shareholder returns among Cagle’s, Inc., the S&P 500 Index and a Peer Group Index. This information provides the annual return from the beginning of the previous fiscal year assuming dividends are reinvested monthly. The graph assumes an initial investment of $100 in March 2006. The Peer Group Index consists of the following companies: Pilgrim’s Pride Corporation, Sanderson Farms, Inc., and Tyson Foods, Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Cagle's, Inc., the S&P 500 Index

and a Peer Group

*$100 invested on 3/31/06 in stock or index, including reinvestment of dividends. Fiscal year ending March 31.

Copyright© 2011 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.

	3/06	3/07	3/08	3/09	3/10	3/11

Cagle’s, Inc.	100.00	106.59	88.11	25.07	86.25	88.97
S&P 500	100.00	111.83	106.15	65.72	98.43	113.83
Peer Group	100.00	147.76	116.74	63.26	131.29	121.25

MATERIAL INTERESTS AND MATERIAL TRANSACTIONS

Certain directors or nominees for director are affiliated with entities that have transacted a material amount of business with the Company during the Company’s last fiscal year or that propose to do so during the Company’s current fiscal year. These business relationships are as follows:

The firm of Byrne, Davis & Hicks, P.C. in which G. Bland Byrne III, a director of the Company, is a principal, received $253,000.00 during the last fiscal year of the Company as fees for legal services rendered to the Company and its subsidiaries.

The Company has not adopted any written policies with respect to transactions involving the Company in which a director or officer or immediate family member may have a direct or indirect material interest.  Ordinarily, management would be aware of such relationships ahead of time and take steps to insure that the transaction is handled on an arms length basis.  Such transactions are reported annually in writing in response to a questionnaire process, and reviewed as management or the Board or the Audit Committee deems appropriate.

The Company is a Controlled Company as set forth in the NYSE Amex Equities’ listing requirements. The Company is a Controlled Company because, as shown in the preceding table listing beneficial owners of more than 5% of the Company’s shares, the group consisting of J. Douglas Cagle, George Douglas Cagle, James David Cagle, and Cagle Family Holdings, LLC (of which J. Douglas Cagle, George Douglas Cagle, and James David Cagle share the voting power and the power to dispose of the shares controlled by the LLC) control in the aggregate greater than 50% of the Company’s shares. The Board of Directors of the Company does not have a standing compensation committee. The entire Board determines the compensation of the Chief Executive Officer, and the Chief Executive Officer determines the compensation of the remaining executive officers of the Company and its wholly owned subsidiary. The following members of the Board of Directors were also executive officers of the Company and its subsidiary during the last fiscal year: J. Douglas Cagle, Mark M. Ham IV, George Douglas Cagle and James David Cagle.

Two irrevocable trusts hold cash value life insurance policies on the lives of J. Douglas Cagle and his wife, the net guaranteed death benefit of which is $13,887,754. The Company is a party to a split dollar agreement with each trust pursuant to which the Company has agreed to make all premium payments on the policies which are not paid by the trusts until the death of both J. Douglas Cagle and his wife or, if earlier, the termination of the agreements by the trusts, at which time the trusts shall repay to the Company all amounts paid by the Company on such policies. Currently, the amount which would be repaid totals $1,242,462.  There were no premiums paid by the Company on these policies during the last fiscal year.

SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by the Company. In addition to solicitation of shareholders of record by mail, telephone or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company will reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of stock.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of The Board of Directors has selected and pre-approved Frost, PLLC to serve as independent accountants of the Company for the current fiscal year. Representatives from Frost, PLLC are not expected to be present at the annual shareholders’ meeting, and so will not have an opportunity to make a statement, but appropriate questions will be forwarded to them and they will be available to respond in writing after the meeting.

PROPOSALS OF SECURITY HOLDERS FOR 2012 ANNUAL MEETING

The deadline for receipt of shareholder proposals for inclusion in the Company’s proxy statement and form of proxy for presentation at the 2012 Annual Meeting of Shareholders is February 8, 2012. Any other shareholder proposals must be received by May 1, 2012 to be deemed timely.   The form of proxy confers discretionary authority to vote on any proposals received after that date.

SECURITY HOLDER COMMUNICATIONS TO BOARD OF DIRECTORS

The Audit Committee of the Board of Directors has established a process whereby holders of the Company’s stock may send communications to the Board of Directors. The Company has established a post office box with the following address for receipt of shareholder communications:

P. O. Box 14938

Atlanta, GA 30324

Once a communication directed to the Board is received, it will be reviewed by the Company’s Audit Committee to determine whether the matter is appropriate for consideration by the entire Board.

OTHER MATTERS

Management does not know of any matter to be brought before the meeting other than those referred to above. If any other matters properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

Whether or not you expect to be present at the meeting in person, please sign, date and return the enclosed proxy promptly in the enclosed business reply envelope. No postage is necessary if mailed in the United States.

The Annual Report on Form 10-K accompanies the Proxy.  We maintain an internet website for investors at www.cagles.net. On this website, we make available, free of charge, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to any of those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the Securities and Exchange Commission.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS HEREBY SOLICITED, ON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE COMPANY’S MOST RECENT FISCAL YEAR. REQUESTS SHOULD BE ADDRESSED TO MR. HARRY C. WOODRING, SECRETARY, CAGLE’S, INC., POST OFFICE BOX 4664, ATLANTA, GEORGIA 30302. IF THE PERSON REQUESTING THE REPORT WAS NOT A SHAREHOLDER OF RECORD ON MAY 20, 2011, THE REQUEST MUST INCLUDE A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL OWNER OF THE COMMON STOCK ON THAT DATE.

By order of the Board of Directors.

Harry C. Woodring, Secretary

Atlanta, Georgia

June 8, 2011

APPENDIX “A”

CAGLE’S, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary purpose is to monitor the integrity of the Company’s financial reporting process, including the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. The Committee will monitor the independence and the performance of the Company’s independent auditors.

AUTHORITY

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the shareholders. The Board and the Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement.)

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition shall meet all requirements of the Audit committee policy of NYSE Amex Equities.

RESPONSIBILITIES

The Committee’s job is one of oversight. In discharging its oversight responsibilities, the Committee is not providing any expertise or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. This list shall not be construed as being an all encompassing listing of the Committee’s duties. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances:

1.

The Committee shall review with management and the outside Company’s auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Reports to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61. The management review shall include consultation with the Company’s counsel relative to legal matters that could have a significant impact on the Company’s financial statement;

2.

The outside auditors shall be instructed to contact the Committee chair whenever they feel the need to discuss specific issues relating to the Company’s quarterly financial report. As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s Quarterly Reports on Form 10-Q to be filed with the Commission and the matters required to be discussed by SAS No. 61, whenever the outside auditors contact the Committee chair. Such review shall occur prior to the filing of the Company’s Quarterly Reports on Form 10-Q;

3.	The Committee shall discuss with Management and the outside auditors the quality and adequacy of the Company’s internal controls;

4.

The Committee shall request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No.1;

5.	The Committee shall discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and

6.	The Committee shall recommend that the Board take appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence.

The Committee shall review the adequacy of this Charter on an annual basis.

Cagle's, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Annual Meeting Proxy Card

1. Management Proposal — Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - G. Bland Byrne III	☐	☐	02 - George Douglas Cagle	☐	☐	03 - James David Cagle	☐	☐
04 - J. Douglas Cagle	☐	☐	05 - Candace Chapman	☐	☐	06 - Mark M. Ham IV	☐	☐
07 - Panos J. Kanes	☐	☐	08 - Edward J. Rutkowski	☐	☐			

1 U P X 1 1 7 7 3 1 2

01CM0A

NNNNNNNNNNNN 1 1 7 7 3 1 2 NNNNNNNNN IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Cagle’s, Inc. 01CM0A 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Against Abstain 2. Management Proposal regarding the ratification of the appointment of Frost, PLLC as independent accountants for the fiscal year ending March 31, 2012. 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. 01 - G. Bland Byrne III 04 - J. Douglas Cagle 07 - Panos J. Kanes 02 - George Douglas Cagle 05 - Candace Chapman 08 - Edward J. Rutkowski 03 - James David Cagle 06 - Mark M. Ham IV 1. Management Proposal — Election of Directors: For Withhold For Withhold For Withhold Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below.

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints J. Douglas Cagle and Mark M. Ham IV or either of them as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Class A Common Stock of Cagle’s, Inc., held of record by the undersigned on May 20, 2011, at the annual meeting of shareholders to be held on July 8, 2011, at 11:00 A.M. Eastern Daylight Time at the Company’s offices located at 1385 Collier Road, N.W., Atlanta, Georgia, or any adjournment thereof. If not otherwise specified shares will be voted in accordance with the recommendations of the Board of Directors. For directions to the meeting, please call the Company at 404-355-2820. (Continued, and to be marked, dated and signed, on the other side.) . Proxy — Cagle’s, Inc.